SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET INFLATION-LINKED

INCOME FUND

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VOTE TODAY! Your Vote is Important, No Matter How Many or How Few Shares You Own July 17, 2020 Our Records Indicate That You Have Not Voted Your Shares. Your Vote Is Necessary To Ensure that the Fund Can Continue to Operate As previously announced, the Western Asset Inflation-Linked Income Fund (the “Fund”) Special Meeting of Shareholders is now scheduled to be held on July 29, 2020. This means that you still have time to vote to approve new agreements1 between the Fund and its investment manager and subadvisers that will enable the Fund to continue to operate and deliver the returns you rely on. Support the Management Team that has Consistently Delivered Strong Total Returns and Distribution Payouts to Shareholders Vote “FOR” the new agreements with the Fund’s investment manager and subadvisers that are building on the Fund’s proven track record of significant value creation by… Delivering a 1-year average distribution of 3.78%2, an increase from 3.72% as of the same period in 2019. Remember, failure to vote is the same as voting against the new agreements. Protect the Value of Your Investment — Vote the Proxy Card Today We urge you to follow the unanimous recommendation of the Fund’s Board of Trustees, as well as an external third party recommendation from one of the leading independent proxy advisory firms, Institutional Shareholder Services, to vote “FOR” the new agreements on the proxy card. Please vote today to continue to receive the returns and distribution payouts you rely on!

Your Vote is Important, No Matter How Many or How Few Shares You Own You can vote by internet, telephone or by signing and dating the proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Innisfree M&A Incorporated Shareholders Call Toll Free: (877) 800-5185 Banks and Brokers Call: (212) 750-5833 Notes 1 The “change of control” resulting from the pending combination of Legg Mason Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadvisers, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, will cause your Fund’s management and subadvisory agreements to terminate. 2 Based on market price for the period ended April 30, 2020. Forward Looking Statement Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.